Given Imaging Ltd.
                        And Its Consolidated Subsidiaries

                    Interim Consolidated Financial Statements
                            As of September 30, 2003
                                   (Unaudited)

              Given Imaging Ltd. and its Consolidated Subsidiaries
                   Index to Consolidated Financial Statements

                                                                            Page


Consolidated Balance Sheets                                                   3

Consolidated Statements of Operations                                         5

Consolidated Statements of Changes in Shareholders' Equity                    6

Consolidated Statements of Cash Flows                                         7

Notes to the Consolidated Financial Statements                                9

              Given Imaging Ltd. and its Consolidated Subsidiaries
                           Consolidated Balance Sheets
                    U.S. $ in thousands except per share data

                                                                        September 30,              December 31,
                                                              -------------------------------    ---------------
                                                                   2003             2002              2002
                                                              ---------------  --------------    ---------------
                                                               (Unaudited)       (Unaudited)        (Audited)
                                                              ---------------  --------------    ---------------
 Assets

 Current assets
 Cash and cash equivalents                                     $  24,476         $  42,508        $   35,792
 Accounts receivable:
   Trade                                                           5,817             5,089             6,865
   Other                                                             377             1,282             1,485
 Inventories                                                      10,321             7,898            10,659
 Prepaid expenses                                                  1,019             1,160             1,234
 Advances to suppliers                                                20                 6                24
                                                              ---------------    --------------   ---------------

 Total current assets                                             42,030            57,943            56,059
                                                              ---------------    --------------   ---------------
 Deposits                                                            245               135               192

 Assets held for severance benefits                                  901               573               674

 Fixed assets, at cost, less accumulated depreciation             10,024             9,183             9,967

 Other assets, at cost, less accumulated amortization              2,046             1,670             1,836
                                                              ---------------  --------------    ---------------

 Total assets                                                 $   55,246         $  69,504        $   68,728
                                                              ===============  ==============    ===============

              Given Imaging Ltd. and its Consolidated Subsidiaries
                           Consolidated Balance Sheets
                    U.S. $ in thousands except per share data

                                                                        September 30,              December 31,
                                                              -------------------------------    ---------------
                                                                   2003             2002              2002
                                                              ---------------  --------------    ---------------
                                                                (Unaudited)     (Unaudited)        (Audited)
                                                              ---------------  --------------    ---------------

Liabilities and shareholders' equity

Current liabilities

Current installments of obligation under capital lease         $      45        $       55        $       56
Accounts payable:
  Trade                                                            1,955             3,346             4,990
  Other                                                            4,585             5,341             6,279
Related parties                                                        -                35                35
Deferred revenue                                                     816               570               727
                                                              ---------------  --------------    ---------------
Total current liabilities                                          7,401             9,347            12,087
                                                              ---------------  --------------    ---------------

Long-term liabilities
Obligation under capital lease, net                                    7                62                47
Liability for employee severance benefits                          1,067               726               835
                                                              ---------------  --------------    ---------------
Total long-term liabilities                                        1,074               788               882
                                                              ---------------  --------------    ---------------
Total liabilities                                                  8,475            10,135            12,969
                                                              ---------------  --------------    ---------------

Minority interest                                                  2,052             2,209             2,182
                                                              ---------------  --------------    ---------------
Shareholders' equity
Share capital:
Ordinary Shares, NIS 0.05 par value each (60,000,000 shares
 authorized; 25,551,800, 25,174,913 and 25,373,513 shares
 issued and fully paid at September 30, 2003, 2002 and
 December 31, 2002, respectively)                                    300               297               298
Additional paid-in capital                                       100,359           100,181           100,262
Capital reserve                                                    2,166             2,166             2,166
Unearned compensation                                                (50)             (153)             (123)
Accumulated deficit                                              (58,056)          (45,331)          (49,026)
                                                              ---------------  --------------    ---------------
Total shareholders' equity                                        44,719            57,160            53,577
                                                              ---------------  --------------    ---------------

Total liabilities and shareholders' equity                     $  55,246        $   69,504        $   68,728
                                                              ===============  ==============    ===============

The accompanying notes are an integral part of these consolidated financial statements.

              Given Imaging Ltd. and its Consolidated Subsidiaries
                      Consolidated Statements of Operations
                    U.S. $ in thousands except per share data

                                                          Nine month period ended   Three month period ended   Year ended
                                                               September 30,             September 30,        December 31,
                                                          ------------------------  ------------------------
                                                             2003         2002         2003         2002         2002
                                                          -----------  -----------  -----------  -----------  ------------
                                                          (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)   (Audited)

Revenues                                                  $   28,005   $   19,854   $    9,682   $   7,459    $   28,904
Cost of revenues                                              (9,771)      (8,855)      (3,581)     (3,081)      (11,907)
                                                          -----------  -----------  -----------  -----------  ------------

Gross profit                                                  18,234       10,999        6,101       4,378        16,997
                                                          -----------  -----------  -----------  -----------  ------------
Operating expenses

Research and development, gross                               (5,264)      (6,570)      (1,526)     (2,261)       (8,609)
Royalty bearing participation                                  1,005            -          314           -             -
                                                          -----------  -----------  -----------  -----------  ------------

Research and development, net                                 (4,259)      (6,570)      (1,212)     (2,261)       (8,609)

Sales and marketing expenses                                 (19,738)     (16,111)      (6,219)     (5,287)      (22,681)
General and administrative expenses                           (4,024)      (3,284)      (1,233)       (970)       (4,749)
                                                          -----------  -----------  -----------  -----------  ------------

Total operating expenses                                     (28,021)     (25,965)      (8,664)     (8,518)      (36,039)
                                                          -----------  -----------  -----------  -----------  ------------

Operating loss                                                (9,787)     (14,966)      (2,563)     (4,140)      (19,042)
Financing income, net                                            627        1,111          573         105         1,469
Other income (expenses), net                                       -         (707)           -          20          (711)
                                                          -----------  -----------  -----------  -----------  ------------

Loss before taxes on income                                   (9,160)     (14,562)      (1,990)     (4,015)      (18,284)
Taxes on income                                                    -            -            -           -             -
                                                          -----------  -----------  -----------  -----------  ------------

Loss before minority share                                    (9,160)     (14,562)      (1,990)     (4,015)      (18,284)

Minority share in losses (profits) of subsidiary                 130          (53)         (67)         65           (26)
                                                          -----------  -----------  -----------  -----------  ------------


Net loss                                                  $   (9,030)  $  (14,615)  $  (2,057)   $  (3,950)   $  (18,310)
                                                          ===========  ===========  ===========  ===========  ============

Basic and diluted loss per Ordinary Share                 $    (0.35)  $    (0.58)  $   (0.08)   $   (0.16)   $    (0.73)
                                                          ===========  ===========  ===========  ===========  ============

Weighted average number of Ordinary Shares
 outstanding used in basic and diluted loss per
 Ordinary Share calculation                               25,456,461   25,144,913   25,532,223   25,174,913   25,182,563
                                                          ===========  ===========  ===========  ===========  ============

The accompanying notes are an integral part of these consolidated financial statements.

              Given Imaging Ltd. and its Consolidated Subsidiaries
           Consolidated Statements of Changes in Shareholders' Equity
                    U.S. $ in thousands except per share data

                                                                        Additional
                                                                         Paid-In   Capital    Unearned    Accumulated
                                                     Ordinary Shares     Capital   reserve  compensation    deficit       Total
                                                   ------------------   ---------  -------  ------------  -----------   ----------
                                                     Shares    Amount
                                                   ---------- -------

Nine  months ended September 30, 2003
(Unaudited)

Balance as of December 31, 2002                    25,373,513  $ 298    $ 100,262  $ 2,166  $    (123)    $  (49,026)   $  53,577

Changes during the period:
Exercise of stock options                             178,287      2          110        -          -              -          112
Forfeiture of stock options                                 -      -          (73)       -         73              -            -
Allocation of employees' stock option                       -      -           31        -          -              -           31
Allocation of non-employees' stock options                  -      -           29        -          -              -           29
Net loss                                                    -      -            -        -          -         (9,030)      (9,030)
                                                   ---------- ------    ---------  -------  ----------    -----------   -----------

Balance as of September 30, 2003 (Unaudited)       25,551,800  $ 300    $ 100,359  $ 2,166  $     (50)    $  (58,056)   $  44,719
                                                   ========== ======    =========  =======  ==========    ===========   ===========

Nine months ended September 30, 2002  (Unaudited)

Balance as of December 31, 2001                    25,104,913  $ 296    $ 100,103  $     -  $    (350)    $  (30,716)   $  69,333


Changes during the period:
Exercise of stock options                              70,000      1           78        -          -              -           79
Amortization of unearned compensation, net                  -      -            -        -        197              -          197
Capital reserve from issuance of shares in a                -      -            -    2,166          -              -        2,166
newly formed  subsidiary
Net loss                                                    -      -            -        -          -        (14,615)     (14,615)
                                                   ---------- ------    ---------  -------  ----------    -----------   -----------

Balance as of September 30, 2002 (Unaudited)       25,174,913  $ 297    $ 100,181  $ 2,166  $    (153)    $  (45,331)   $  57,160
                                                   ========== ======    =========  =======  ==========    ===========   ===========

Three months ended September 30, 2003
(Unaudited)

Balance as of June 30, 2003                        25,493,113  $ 300    $ 100,226  $ 2,166  $     (50)    $  (55,999)   $  46,643

Changes during the period:
Exercise of stock options                              58,687      -           73        -          -              -           73
Allocation of employees' stock options                      -      -           31        -          -              -           31
Allocation of non-employees' stock options                  -      -           29        -          -              -           29
Net loss                                                    -      -            -        -          -         (2,057)      (2,057)
                                                   ---------- ------    ---------  -------  ----------    -----------   -----------

Balance as of September 30, 2003 (Unaudited)       25,551,800  $ 300    $ 100,359  $ 2,166  $     (50)    $  (58,056)   $  44,719
                                                   ========== ======    =========  =======  ==========    ===========   ===========

Three months ended September 30, 2002
(Unaudited)

Balance as of June 30, 2002                        25,174,913  $ 297    $ 100,181  $ 2,166  $    (201)    $  (41,381)   $  61,062


Changes during the period:
Amortization of unearned compensation,  net                 -      -            -        -         48              -           48
Net loss                                                    -      -            -        -          -         (3,950)      (3,950)
                                                   ---------- ------    ---------  -------  ----------    -----------   -----------

Balance as of September 30, 2002 (Unaudited)       25,174,913  $ 297    $ 100,181  $ 2,166  $    (153)    $  (45,331)   $  57,160
                                                   ========== ======    =========  =======  ==========    ===========   ===========

Year ended December 31, 2002 (Audited)

Balance as of December 31, 2001                    25,104,913  $ 296    $ 100,103  $     -  $    (350)    $  (30,716)   $  69,333

Changes during the year:
Exercise of stock options                             268,600      2          159        -          -              -          161
Amortization of unearned compensation, net                  -      -            -        -        227              -          227
Capital reserve from issuance of shares in a                -      -            -    2,166          -              -        2,166
newly formed  subsidiary
Net loss                                                    -      -            -        -          -        (18,310)     (18,310)
                                                   ---------- ------    ---------  -------  ----------    -----------   -----------

Balance as of December 31, 2002 (Audited)          25,373,513  $ 298    $ 100,262  $ 2,166  $    (123)    $  (49,026)   $  53,577
                                                   ========== ======    =========  =======  ==========    ===========   ===========


The accompanying notes are an integral part of these consolidated financial statements.

              Given Imaging Ltd. and its Consolidated Subsidiaries
                      Consolidated Statements of Cash Flows
                    U.S. $ in thousands except per share data

                                                          Nine month period ended   Three month period ended    Year ended
                                                               September 30,              September 30         December 31,
                                                          -----------------------   ------------------------   ------------
                                                            2003         2002         2003         2002           2002
                                                          -----------  ----------   -----------  -----------
                                                          (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)    (Audited)

Cash flows from operating activities:
Net loss                                                  $   (9,030)  $ (14,615)   $   (2,057)  $   (3,950)   $   (18,310)

Adjustments required to reconcile net loss to net cash used in operating activities:

Minority share in profits (losses) of subsidiary                (130)         53            67          (65)            26
Depreciation and amortization                                  2,231       1,629           803          788          2,176
Employees' stock options compensation                             31         197            31           48            227
Non employees' stock options compensation                         29           -            29            -              -
Other                                                             (1)         90             9            8             97
Decrease (increase) in accounts receivable                     2,156      (3,048)          733           69         (5,028)
Decrease (increase) in prepaid expenses                          215         (11)         (116)         (19)          (109)
Decrease (increase) in advances to suppliers                       4          (6)           31          178              -
Decrease (increase) in inventories                                78      (4,641)        1,319       (1,152)        (7,402)
Increase (decrease) in accounts payable                       (4,813)      2,353        (1,850)      (1,040)         5,537
Increase (decrease) in deferred revenue                           89         377           (2)           68            534
Increase (decrease) in payable to related parties                (35)         19             -            -             19
                                                          -----------  -----------  -----------  -----------   ------------
Net cash used in operating activities                     $   (9,176)  $ (17,603)  $    (1,003)  $   (5,067)   $   (22,233)
                                                          -----------  -----------  -----------  -----------   ------------

Cash flows from investing activities:
Purchase of fixed assets and other assets                 $   (2,272)  $  (5,375)  $      (520)  $   (2,699)   $    (7,472)
Proceeds from sales of fixed assets                               34           -            34            -              -
Deposits, net                                                    (47)        (32)            6           (2)           (88)
                                                          -----------  -----------  -----------  -----------   ------------
Net cash used in investing activities                     $   (2,285)     (5,407)  $      (480)      (2,701)   $    (7,560)
                                                          -----------  -----------  -----------  -----------   ------------

Cash flows from financing activities:
Principal payments on capital lease obligation            $      (51)  $     (50)  $       (27)  $      (24)   $       (64)
Proceeds from the issuance of Ordinary Shares                    112          79            73            -            161
Proceeds from issuance of shares by consolidated company           -       4,322             -            -          4,322
                                                          -----------  -----------  -----------  -----------   ------------
Net cash provided by (used in) financing activities       $       61   $   4,351   $        46   $      (24)   $     4,419
                                                          -----------  -----------  -----------  -----------   ------------

Effect of exchange rate changes on cash                   $       84   $     (63)  $        29   $        -    $       (64)
                                                          -----------  -----------  -----------  -----------   ------------

Decrease in cash and cash equivalents                     $  (11,316)  $ (18,722)  $    (1,408)  $   (7,792)   $   (25,438)
Cash and cash equivalents at beginning of period          $   35,792   $  61,230   $    25,884   $   50,300    $    61,230
                                                          -----------  -----------  -----------  -----------   ------------
Cash and cash equivalents at end of period                $   24,476   $  42,508   $    24,476   $   42,508    $    35,792
                                                          ===========  ===========  ===========  ===========   ============


The accompanying notes are an integral part of these consolidated financial statements.

              Given Imaging Ltd. and its Consolidated Subsidiaries
                 Consolidated Statements of Cash Flows (Cont'd)
                    U.S. $ in thousands except per share data


(a)    Non-cash transactions

                                                      Nine month period ended   Three month period ended     Year ended
                                                           September 30               September 30          December 31,
                                                      ------------------------  ------------------------
                                                         2003         2002         2003         2002            2002
                                                      -----------  -----------  -----------  -----------   -------------
                                                      (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)      (Audited)


         Purchase of fixed assets                        $      -     $    600     $      -     $    600     $       -



(b)    Supplementary cash flow information

                                                      Nine month period ended   Three month period ended     Year ended
                                                            September 30             September 30           December 31,
                                                      ------------------------  ------------------------
                                                          2003         2002        2003        2002             2002
                                                      -----------  -----------  -----------  -----------   -------------
                                                      (Unaudited)   (Unaudited) (Unaudited) (Unaudited)       (Audited)
         Interest paid                                   $      2     $      6     $      -     $      1     $       7
         Income taxes paid                               $     39     $     63     $      9     $     16     $      79



The accompanying notes are an integral part of these consolidated financial statements.

              Given Imaging Ltd. and its Consolidated Subsidiaries
                 Notes to the Consolidated Financial Statements
                    U.S. $ in thousands except per share data



Note 1 - Organization and Basis of Presentation

       A. Description of business

       Given Imaging Ltd. (the "Company") was incorporated in Israel in January 1998. The Company has generated revenue from sales of its products commencing the third quarter of 2001. Due in large part to the significant expenditures required to develop and market its product, the Company has generated losses each year since its inception.

       The novel medical device industry in which the Company is involved is characterized by the risks of regulatory barriers and reimbursement issues. Penetration into the world market requires the investment of considerable resources and continuous development efforts. The Company's future success is dependent upon several factors including the technological quality, regulatory approvals and sufficient reimbursement of its products.


       B. Basis of presentation

       The accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments), which, in the opinion of management, are necessary to present fairly, the financial information included therein. It is suggested that these financial statements be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 20-F for the year ended December 31, 2002. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year.